Exhibit 99.1

Infinity Pharmaceuticals Provides Company Update and Second Quarter 2019 Financial Results

— Initiated MARIO-275 Global, Randomized Phase 2 Study in I/O Naïve Urothelial Cancer —

— Initiating MARIO-3 Phase 2 Study in Front-Line Triple Negative Breast and Renal Cell Cancer in 3Q —

CAMBRIDGE, Mass., July 30, 2019 /PRNewswire/ — Infinity Pharmaceuticals, Inc. (NASDAQ: INFI) today announced its second quarter 2019 financial results and provided an update on the company, including its progress with IPI-549, a first-in-class oral immuno-oncology product candidate targeting immune-suppressive tumor-associated myeloid cells through selective phosphoinositide-3-kinase-gamma (PI3K-gamma) inhibition.

“We are pleased to have initiated MARIO-275 and to begin the MARIO-3 study this quarter that will advance IPI-549 into novel combinations with best-in-class, emerging standards of care, while also expanding IPI-549 clinical development into new indications and earlier lines of therapy,” said Adelene Perkins, Chief Executive Officer and Chair of Infinity Pharmaceuticals. “In January 2020, we will provide guidance on completion of enrollment in these Phase 2 trials in connection with our annual goals.”

Recent developments include:

•

MARIO-275 Initiated: Today, Infinity announced the initiation of its global randomized Phase 2 study in collaboration with Bristol-Myers Squibb, which will evaluate IPI-549 in combination with Opdivo® in second-line, I/O naïve patients with advanced urothelial cancer.

•

MARIO-3 Initiating in Q3: This Phase 2 study in collaboration with Roche/Genentech will evaluate IPI-549 in novel triple combination front-line therapies with Tecentriq® and Abraxane® in TNBC and with Tecentriq and Avastin® in RCC.

•

Arcus Biosciences Collaboration Study Initiating in Q3: This Phase 1 trial, to be conducted by Arcus, will evaluate a checkpoint-inhibitor free, novel triple-combination regimen of IPI-549 + AB928 (dual adenosine receptor antagonist) + Doxil® in advanced TNBC patients.

•

Completing MARIO-1 by year end: Infinity anticipates completing enrollment in the second half of 2019 in the expanded combination cohorts in MARIO-1, the company’s ongoing Phase 1/1b study of IPI-549 as a monotherapy and in combination with Opdivo in approximately 225 patients with advanced solid tumors.

Second Quarter 2019 Financial Results

•	At June 30, 2019, Infinity had total cash, cash equivalents and available-for-sale securities of $63.0 million, compared to $70.5 million at March 31, 2019.

•

R&D expense for the second quarter of 2019 was $6.1 million, compared to $3.7 million for the same period in 2018. The increase in R&D expense was primarily due to an increase in clinical and development activities for IPI-549.

•	General and administrative expense was $3.8 million for the second quarter of 2019, compared to $3.4 million for the same period in 2018.

•

In the first quarter of 2019, Infinity recognized $30.0 million in gross cash proceeds received from the Copiktra® royalty monetization as a liability on the balance sheet in accordance with accounting guidance for royalty monetization. The company is amortizing the liability to non-cash interest expense on a quarterly basis. For the second quarter of 2019, non-cash interest expense was $1.1 million.

•

Net loss for the second quarter of 2019 was $10.5 million, or a basic and diluted loss per common share of $0.18, compared to a net loss of $7.0 million, or a basic and diluted loss per common share of $0.12 for the same period in 2018.

2019 Financial Guidance

•	Net Loss: Infinity expects net loss for 2019 to range from $40 million to $50 million.

•	Cash and Investments: Infinity expects to end 2019 with a year-end cash, cash equivalents and available-for-sale securities balance ranging from $40 million to $50 million.

•

Cash Runway: Based on its current operational plans, Infinity expects that its existing cash, cash equivalents and available-for-sale securities will be adequate to satisfy the company’s capital needs into 2H 2020. Infinity’s financial guidance excludes additional funding or business development activities.

Conference Call Information

Infinity will host a conference call today, July 30, 2019, at 8:00 a.m. ET to discuss these financial results and company updates. A live webcast of the conference call can be accessed in the “Investors/Media” section of Infinity’s website at www.infi.com. To participate in the conference call, please dial 1-877-316-5293 (domestic) and 1-631-291-4526 (international) five minutes prior to start time. The conference ID number is 3095248. An archived version of the webcast will be available on Infinity’s website for 30 days.

About Infinity and IPI-549

Infinity is an innovative biopharmaceutical company dedicated to advancing novel medicines for people with cancer. Infinity is advancing IPI-549, a first-in-class, oral immuno-oncology development candidate that selectively inhibits PI3K-gamma, in multiple clinical studies. MARIO-1 is an ongoing Phase 1/1b study evaluating IPI-549 as a monotherapy and in combination with Opdivo (nivolumab) in approximately 225 patients with advanced solid tumors including patients refractory to anti-PD-1 therapy. MARIO-275 and MARIO-3 have recently initiated. MARIO-275 is a global, randomized, combination study of IPI-549 combined with Opdivo in I/O naïve urothelial cancer patients. MARIO-3 is the first IPI-549 combination study in front-line advanced cancer patients and is evaluating IPI-549 in combination with Tecentriq and Abraxane in front-line TNBC and in combination with Tecentriq and Avastin in front-line RCC. With the addition of MARIO-275 and MARIO-3 to the ongoing MARIO-1 study, Infinity will be evaluating IPI-549 in the anti-PD-1 refractory, I/O-naïve and front-line settings. For more information on Infinity, please refer to Infinity’s website at www.infi.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding: the therapeutic potential of PI3K-gamma selective inhibition and IPI-549, alone and in combination with other cancer therapies; clinical trial plans and progress; 2019 financial guidance; and the company’s ability to execute on its strategic plans. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. For example, there can be no guarantee that IPI-549 will successfully complete necessary preclinical and clinical development phases. Further, there can be no guarantee that any positive developments in Infinity’s product portfolio will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including the following: Infinity’s results of clinical trials and preclinical studies; a failure of Infinity and/or Verastem to fully perform under the license agreement; the content and timing of decisions made by the U.S. FDA and other regulatory authorities; Infinity’s ability to obtain and maintain requisite regulatory approvals and to enroll patients in its clinical trials; unplanned cash requirements and expenditures; development of agents by Infinity’s competitors for diseases in which Infinity is currently developing or intends to develop IPI-549; and Infinity’s ability to obtain, maintain and enforce patent and other intellectual property protection for IPI-549. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” included in Infinity’s annual report and quarterly reports filed with the Securities and Exchange Commission (SEC), and in other filings that Infinity makes with the SEC, available through the company’s website at www.infi.com. Any forward-looking statements contained in this press release speak only as of the date hereof, and Infinity expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Opdivo® is a registered trademark of Bristol-Myers Squibb.

Tecentriq® and Avastin® are registered trademarks of Roche.

Doxil® is a registered trademark of Janssen Products.

Copiktra® is a registered trademark of Verastem, Inc.

INFINITY PHARMACEUTICALS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2019	December 31, 2018
Cash, cash equivalents and available-for-sale securities	$62,999	$58,591
Other current assets	1,974	1,227
Property and equipment, net	955	28
Other long-term assets	2,510	369

Total assets	$68,438	$60,215

Accounts payable and accrued expenses	$8,190	$7,718
Liability related to sale of future royalties, net	28,797	—
Operating lease liability, less current portion	1,849	—
Other long-term liabilities	34	38
Total stockholders’ equity	29,568	52,459

Total liabilities and stockholders’ equity	$68,438	$60,215

INFINITY PHARMACEUTICALS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Collaboration revenue	$—	$—	$2,000	$—
Royalty revenue	257	—	399	—

Total revenues	257	—	2,399	—
Operating expenses:
Research and development	6,076	3,749	11,842	9,660
General and administrative	3,771	3,386	7,169	6,992
Royalty expense	155	—	6,916	—

Total operating expenses	10,002	7,135	25,927	16,652

Loss from operations	(9,745)	(7,135)	(23,528)	(16,652)
Other income (expense):
Investment and other income	318	172	607	331
Interest expense	(1,087)	—	(1,391)	(93)

Total other income (expense)	(769)	172	(784)	238

Loss before income taxes	(10,514)	(6,963)	(24,312)	(16,414)
Income taxes benefit	—	—	54	—

Net loss	$(10,514)	$(6,963)	$(24,258)	$(16,414)

Basic and diluted net loss per common share:	$(0.18)	$(0.12)	$(0.43)	$(0.30)

Basic and diluted weighted average number of common shares outstanding:	56,942,033	55,966,910	56,933,521	53,936,520

Contact

Stephanie Ascher, Stern Investor Relations, Inc.

212-362-1200 or Stephanie.Ascher@sternir.com